PROMISSORY NOTE

March 2, 2009	UP TO $750,000
New York, New York

FOR VALUE RECEIVED, FIRSTFLIGHT, INC. (the “Company”), DOES HEREBY PROMISE TO PAY ON February 27, 2011 (the “Maturity Date”), to EUROAMERICAN INVESTMENT CORP., an New York corporation with a business address of 110 East 59th Street, New York, New York 10022 or its successors or assigns (each, a “Holder”) the principal sum of up to SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000), together with interest (computed on the basis of a 360-day year of twelve 30-day months) accrued, from the date hereof through the Maturity Date, on the unpaid principal amount hereof from time to time outstanding, at a rate per annum equal to twelve (12%) percent, pursuant to the terms and conditions of this Promissory Note (this “Note”).  Accrued interest shall be payable monthly in arrears on the 27th day of each month commencing March 27, 2009.  Payment of this Note is guaranteed by Alvin Trenk and William Wachtel.

1.    Prepayment.  The Note may be prepaid, in whole or in part, at any time by the Company without premium or penalty; provided, however, that if this Note is prepaid, any such prepayment amount shall be applied first to all accrued and unpaid interest and the remainder to the outstanding principal amount of this Note.  Upon receipt of any prepayment of this Note, the Holder shall record such payment on the last page of this Note.  From and after the date of any prepayment, interest shall cease to accrue on the portion of the principal amount of this Note so prepaid.

2.    Funding, Use of Proceeds.  Five Hundred Thousand ($500,000) Dollars of the loan evidenced by this Note shall be funded on the date hereof and the balance of Two Hundred Fifty Thousand ($250,000) Dollars shall be funded when required by the Company to fund a Two Hundred Fifty Thousand ($250,000) Dollar loan to Airborne, Inc.  in accordance with that certain Loan Agreement dated as of the date hereof among the Company, Airborne, Inc., John Dow and Daphne Dow.  Such additional advance shall be set forth on the last page of this Note.  The Company shall use the proceeds of the loan evidenced by this Note to make loans of up to $750,000 to Airborne, Inc. in accordance with that certain Loan Agreement dated as of the date hereof among the Company, Airborne, Inc., John Dow and Daphne Dow.

3.    Acceleration.  If any of the following conditions or events (“Events of Default”) shall occur and be continuing:

a.           Failure To Make Payments When Due.  Failure to pay any principal or interest on this Note when the same becomes due and payable; or

b.           Bankruptcy; Appointment of Receiver, Etc. Any (i) insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding, relative to the Company, (ii) liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any marshaling of assets and liabilities of the Company.

THEN, upon the occurrence of any Event of Default, the principal amount of this Note together with the accrued and unpaid interest hereon shall automatically become immediately due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or other requirements of any kind, all of which are hereby expressly waived by the Company.  The Company shall pay all costs of collection, including, without limitation, legal expenses and attorneys’ fees, paid or incurred by any Holder in collecting and enforcing this Note after the occurrence of an Event of Default hereunder

4.    Loss or Destruction of Note.  Upon receipt of evidence reasonable satisfactory to the Company (an affidavit of any Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Note, and (a) in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if such Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or (b) in the case of any such mutilation, upon surrender of this Note, the Company shall (at its expense) execute and deliver in lieu of such Note, a Note of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Note and dated as of the date to which interest has been paid on the unpaid principal amount of the Note so lost, stolen, destroyed or mutilated, or, if no interest has been paid thereon, then dated as of the date of the Note so lost, stolen, destroyed or mutilated.

5.    Payments. The Company shall make all cash payments of principal, interest and all other amounts payable on this Note in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company shall make all cash payments of principal and interest on this Note by immediately available funds.  All payments shall be applied, first, to all accrued and unpaid interest hereon, and, second, to principal.

6.    Notices.  All notices referred to herein shall be in writing, shall be delivered personally, by facsimile transmission, by overnight courier or by first class mail, postage prepaid, and shall be deemed to have been given when received by the Company at its principal executive offices and when received by the Holder at such holder’s address as set forth herein (or to such other address as specified by prior written notice to the Company).

7.    Records.  The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of this Note.  The Company may deem and treat the Holder as the absolute owners hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

8.    Waiver.  Any term or condition of this Note may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Note, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Note on any future occasion.  All remedies, either under this Note or by law or otherwise afforded, will be cumulative and not alternative. The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor, nonpayment of this Note, and any statutory or other right of redemption,  and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Holder may accept security for this Note or release security of this Note, all without in any way affecting the liability of the Company hereunder.

9.    Amendments. This Note may be amended, supplemented or modified only by a written instrument duly executed by or on behalf the Holder and the Company and with the consent of the holders of a majority in principal amount of the Notes.

10.          Assignment. No obligation hereunder may be assigned (by operation of law or otherwise) by the Company or assumed by another individual or entity without the prior written consent of the Holder and any attempt to do so will be void.  Subject to the preceding sentence, this Note is binding upon, inures to the benefit of and is enforceable by the Holder and the Company and their respective successors and assigns.

11.          Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

12.          Interest Limitations. It is the intention of the Company and Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters.  The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time.  If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to the Company or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to the Company.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first above written.

FIRSTFLIGHT, INC.

By:	/s/ Ronald J. Ricciardi
Name: Ronald J. Ricciardi
Title: Vice Chairman